Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

by and between Tribune Publishing Company
and

MLIM Holdings, LLC

Dated as of May 21, 2015

TABLE OF CONTENTS

Page

Section 1    CERTAIN DEFINITIONS    1
Section 2    REGISTRATION    4
Section 3    PIGGYBACK REGISTRATIONS    5
Section 4    SUSPENSION PERIODS    7
[INTENTIONALLY REMOVED]    8
Section 6    REGISTRATION PROCEDURES    8
Section 7    REGISTRATION EXPENSES    12
Section 8    INDEMNIFICATION    13
Section 9    SECURITIES ACT RESTRICTIONS    15
Section 10    TRANSFERS OF RIGHTS    15
Section 11    RULE 144 REPORTING    16
Section 12    MISCELLANEOUS    17

116628278 v2    -i-

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of May 21, 2015, by and between Tribune Publishing Company, a Delaware corporation (the “Company”), and MLIM Holdings, LLC, a Delaware limited liability company (the “Holder”).

WHEREAS, Tribune Publishing Company, LLC, a wholly owned subsidiary of the Company (the “Purchaser”), and the Holder are parties to that certain Membership Interest Purchase Agreement, dated May 7, 2015 (the “Purchase Agreement”), pursuant to which the Holder has agreed to sell to the Purchaser all of the issued and outstanding limited liability company membership interests of MLIM, LLC (“MLIM”) in exchange for a combination of cash and Company Shares (as defined below); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties desire to enter into this Agreement in order to create certain registration rights for the Holder as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

SECTION 1 CERTAIN DEFINITIONS

1.1	As used in this Agreement, the terms below shall have the meanings specified below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlling” and “controlled”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the preamble to this Agreement, including all amendments, modifications and supplements thereto and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

“beneficially own” means, with respect to any Person, securities of which such Person or any of such Person’s Affiliates, directly or indirectly, has “beneficial ownership” as determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act, including securities beneficially owned by others with whom such Person or any of its Affiliates has agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities; provided that a Person shall not be deemed to “beneficially own” (a) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for payment, purchase or exchange; (b) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange

Act; and (ii) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).

“Business Day” means a day other than a Saturday, a Sunday or a day on which commercial banking institutions in the State of New York are authorized or obligated by law to close.

“Closing Date” shall have the meaning specified in the Purchase Agreement.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Company S-3 Eligibility Date” means August 5, 2015.

“Company Shares” means shares of the Company’s common stock, par value $0.01 per share, and any securities into which such shares may hereinafter be reclassified.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1” means a registration statement on Form S-1 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.

“Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.

“Governmental Entity” means any federal, state, local or foreign court, government or political subdivision or department thereof, or any governmental administrative or regulatory body.

“Holder” shall have the meaning specified in the preamble to this Agreement. References herein to the Holder shall apply to Permitted Transferees who become Holders pursuant to Section 10, provided that (a) all obligations of the Holder and its Permitted Transferees hereunder shall be several, and not joint and several; and (b) for purposes of all thresholds and limitations herein, the actions of the Permitted Transferees shall be aggregated, provided further that for purposes of making decisions relating to the process and procedures relating to the registration under Section 2 hereof, MLIM Holdings, LLC shall act as representative for the Holders and the Permitted Transferees collectively and the Company may reasonably rely on decisions made by MLIM Holdings, LLC relating thereto.

“Indemnified Party” shall have the meaning specified in Section 8(c).

“Indemnifying Party” shall have the meaning specified in Section 8(c).

“NYSE” means the New York Stock Exchange.

“Permitted Transferee” means any Person to whom rights are transferred in accordance with the assignment provisions of the Purchase Agreement.

“Person” means an individual, corporation, partnership, trust, limited liability company, branch of any legal entity, unincorporated organization, joint stock company, joint venture, association, other entity or Governmental Entity.

“Piggyback Registration” shall have the meaning specified in Section 3(a).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented, and including all material incorporated by reference in such prospectus or prospectuses.

“Purchase Agreement” means the agreement specified in the first recital hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Purchase Price” shall have the meaning specified in the Purchase Agreement.

“Registrable Securities” means, at any time, (a) Company Shares issued to the Holder pursuant to the terms of the Purchase Agreement; and (b) any Company Shares or any other security issued by the Company after the date hereof in respect of the Company Shares referenced in (a) by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in either case until the earliest to occur of (i) the date on which the resale of any such Company Shares has been registered pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it; (ii) the date on which any such Company Shares are transferred pursuant to Rule 144 under the Securities Act and no longer bear any restrictive legend; (iii) the date that is the second day following the six (6) month anniversary of the Closing Date; or (iv) the date on which any such Company Shares are sold to the Company.

“Registration Expenses” shall have the meaning specified in Section 7(a).

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, and any amendments or supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Rule 144” means such rule promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means such rule promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“S-3 Shelf Registration” means the filing by the Company of an S-3 Shelf Registration Statement (or an amendment or supplement to an existing registration statement on Form S-3) for a public offering of all or such portion of the Registrable Securities designated by the Holder pursuant to Rule 415 or otherwise.

“S-3 Shelf Registration Statement” means a Registration Statement (including any amendment or supplement thereto) on Form S-3 covering the resale of the Registrable Securities.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Consideration” means the portion of the Purchase Price payable in Company Shares.

“Suspension Period” shall have the meaning specified in Section 4.

“Termination Date” means the first date on which there are no Registrable Securities subject to this Agreement.

“underwritten offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm commitment basis for offering to the public.

1.2    Interpretation. When a reference is made in this Agreement to an article, section, exhibit or schedule, such reference shall be to an article or section of, or an exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such term. Any agreement, instrument or statute defined or referred to herein or any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor agreements, instruments or statutes. Any agreement or instrument referred to herein shall include reference to all exhibits, schedules and other documents or agreements attached thereto or incorporated therein.

SECTION 2 REGISTRATION
(a)Registration Statements.

(i)Initial Registration Statement: Subject to the provisions of this Agreement on the Company S-3 Eligibility Date, the Company shall file with the SEC, a S-3 Shelf Registration Statement covering solely the resale of the Registrable Securities in accordance with Holder’s plan of distribution and to the extent that the Registration Statement is not automatically effective upon filing under Paragraph D of the General Instructions of Form S-3, the Company shall use reasonable best efforts to have the Registration Statement declared effective as soon as practicable after such filing.

(ii)Alternative Registration Statement: In the event that Form S-3 is not available for the registration of the resale of the Registrable Securities hereunder on the Company S-3 Eligibility Date, then on the Company S-3 Eligibility Date, the Company shall (i) file with the SEC a Registration Statement on Form S-1 or another appropriate form reasonably acceptable to the Holder to register the Registrable Securities for resale in accordance with the Holder’s plan of distribution and the Company will comply with the other provisions of Section 2(a)(i) with respect to the Registration Statement, and (ii) undertake to register the Registrable Securities on an S-3 Shelf Registration Statement promptly after such form becomes available to the Company; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as an S-3 Shelf Registration Statement has been declared effective by the SEC.

(b)Underwritten Offerings. The Holder shall not be entitled to request that a sale of Registrable Securities be made pursuant to an underwritten offering.

(c)Right to Effect Sales. The Holder shall be entitled, at any time and from time to time when a Registration Statement is effective and until the Termination Date, to offer and sell such Registrable Securities as are then registered pursuant to such Registration Statement.

(d)Effective Period of Registration Statements. With respect to any Registration Statement, the Company shall use reasonable best efforts to keep such Registration Statement effective for a period of 365 days or until all Registrable Securities covered by such Registration Statement shall have been sold by the Holder, provided that such period shall be extended by the number of days in any Suspension Period commenced pursuant to Section 4 during such period (as it may be so extended), and further provided that no obligations in this Section 2(d) shall continue beyond the Termination Date.

(e)Purchase Agreement Restrictions. Nothing in this Agreement shall affect the provisions of the Purchase Agreement related to Company Shares, which shall apply independently hereof in accordance with the terms thereof.

SECTION 3 PIGGYBACK REGISTRATIONS
(a)Right to Piggyback. Each time prior to the Termination Date that the Company proposes to register any Company Shares under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4), whether for its own account or for the account of one or more holders of Company Shares other than of the Holder (a “Proposed Registration”), the Company shall promptly give written notice to the Holder (which notice shall be given not less than 20 days prior to the expected filing date of the Proposed Registration and shall describe the intended method of distribution for the offering relating to the Proposed Registration) of such Proposed Registration and shall offer to the Holder the right to request inclusion of any of such Holder’s Registrable Securities in the Proposed Registration (a “Piggyback Registration”), subject to Sections 3(b) and 3(c) hereof. The Holder shall have ten Business Days after the Holder’s receipt of such notice or, in the case of a primary offering, such shorter time as is reasonably specified by the Company in light of the circumstances (provided that only Registrable Securities of the same class or classes as Company Shares being registered may be requested to be included). The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time. If the Company or any other Person other than the Holder proposes to sell Company Shares in an underwritten offering pursuant to a registration statement on Form S-3 under the Securities Act, such offering shall be treated as a primary or secondary underwritten offering pursuant to a Piggyback Registration.

(b)Priority on Primary Piggyback Registrations. If a Proposed Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Holder (if such Proposed Registration becomes a Piggyback Registration) that in their opinion the number of Company Shares proposed to be included in such offering exceeds the number of Company Shares (of any class) that can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of Company Shares proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of Company Shares that the Company proposes to sell; (ii) second, the number of Company Shares requested to be included therein by third parties having existing contractual registration rights under contract or contracts that have been filed as exhibits to Company filings with the SEC that predate this Agreement and are superior to the rights of the Holder pursuant to such existing contracts in place as of the date of this Agreement; (iii) third, the number of Company Shares requested to be included therein by the Holder; and (iv) fourth the number of Company Shares requested to be included therein by other holders of Company Shares who have registration rights. If the number of Company Shares that may be sold is less than the number of Company Shares proposed to be registered pursuant to clause (i) above by the Company, the amount of Company Shares to be sold shall be allocated to the Company.

(c)Priority on Secondary Piggyback Registrations. If a Proposed Registration is initiated as an underwritten registration on behalf of a holder of Company Shares other than the Holder (if such Proposed Registration becomes a Piggyback Registration), and the managing underwriters advise the Company that in their opinion the number of Company Shares proposed to be included in such registration exceeds the number of Company Shares (of any class) that can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of Company Shares to be sold in such offering), then the Company shall include in such registration (i) first, the number of Company Shares requested to be included therein by the holder(s) initially requesting such registration; (ii) second, the number of Company Shares requested to be included therein by third parties having existing contractual registration rights that predate this Agreement and are superior to the rights of the Holder pursuant to such existing contracts in place as of the date of this Agreement; (iii) third, the number of Company Shares requested to be included therein by other holders of Company Shares who have registration rights, including the Holder, pro rata among such holders on the basis of the number of Company Shares requested to be included therein by such holders or as such holders and the Company may otherwise agree (with allocations among different classes of Company Shares, if more than one are involved, to be determined by the Company); and

(iv) fourth, the number of Company Shares that the Company proposes to sell. In no event shall the inclusion of shares held by a holder of Company Shares without existing registration rights result in a cut-back of the number of shares that the Holder may include in an underwriting offering covered by this subsection.

(d)Selection of Underwriters. Whether any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the right to designate the managing underwriter or underwriters to administer any such offering.

(e)Basis of Participation. The Holder may not sell Registrable Securities in any offering pursuant to a Piggyback Registration unless it (i) agrees to sell such Company Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.

SECTION 4 SUSPENSION PERIODS
The Company may (i) delay the filing or effectiveness of the S-3 Shelf Registration
Statement or (ii) prior to the pricing of any underwritten offering or other offering of Registrable Securities pursuant to a Registration Statement delay such underwritten or other offering (and, if permitted, withdraw any Registration Statement that has been filed), but in each case described in clauses (i) and (ii) only if the Company’s Board of Directors determines in its reasonable judgment (A) that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Company has delayed a filing, effectiveness or an offering pursuant to this Section 4 is herein called a “Suspension Period.” The Company shall provide prompt written notice to the Holder of the commencement and termination of any Suspension Period (and any withdrawal of a Registration Statement pursuant to this Section 4) but shall only be obligated under this Agreement to disclose the reasons therefor if the Holder and the Company have entered into a confidentiality agreement relating to the disclosure of such information and the Holder requests that the Company disclose the reasons therefor. The Holder shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Securities (and direct any other Affiliates making such offers and sales to refrain from doing so) during each Suspension Period. In no event (x) may the Company deliver notice of a Suspension Period to the Holder more than two times during the term of this Agreement; and (y) shall a Suspension Period or Suspension Periods be in effect for an aggregate of 20 days or more in any calendar year.

SECTION 5 [INTENTIONALLY REMOVED]
SECTION 6 REGISTRATION PROCEDURES
(a)The Company shall use reasonable best efforts to effect, as soon as practicable and otherwise as and when provided herein, the registration and (if applicable) the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practicable as provided herein:

(i)subject to the other provisions of this Agreement, use reasonable best efforts to cause the Registration Statement filed pursuant to Section 2 of this Agreement and other Registration Statement to become effective (unless it is automatically effective upon filing);

(ii)use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder and to comply with the applicable requirements of the Securities Act with respect to the disposition of all Company Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii)use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;

(iv)deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities of the Holder covered by such Registration Statement in conformity with the requirements of the Securities Act and not file any document to which Holder’s counsel may reasonably object;

(v)permit counsel designated by the Holder to review such Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to the filing thereof (but only to the extent any such amendment or supplement is required to be furnished to the Holders), and use reasonable best efforts to reflect in such documents any comments as such counsel may reasonably propose;

(vi)not less than five Business Days prior to the filing of a Registration Statement and not less than three Business Days prior to the filing of any related Prospectus or any amendment or supplement thereto (except for annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any similar or successor reports, including any proxy statements under the Exchange Act (collectively, the “SEC Reports”)), the Company shall furnish to the Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed; provided, however, that (i) the Company shall not be required to furnish to the Holder any prospectus supplement being prepared and filed solely to name new or additional selling securityholders unless such Holder is named in such prospectus supplement, (ii) the Company shall not be required to furnish to the Holder any SEC Report that is incorporated by reference in such Registration Statement if such SEC Report is publicly available on the SEC’s EDGAR system, and (iii) after it has been filed with the SEC, the Company shall furnish a copy of the Registration Statement to the Holder upon written request;

(vii)use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as the Holder reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it or any of its subsidiaries would not otherwise be required to qualify but for this subparagraph (v); (B) subject itself or any of its subsidiaries to taxation in any such jurisdiction; or (C) consent to general service of process for itself or any of its subsidiaries in any such jurisdiction;

(viii)notify the Holder and each distributor of such Registrable Securities identified by the Holder, at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Holder, the Company shall use reasonable best efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ix)in the case of any block trade (whether on a principal or agency basis) involving Registrable Securities, whether pursuant to a Registration Statement or otherwise, take all such other customary and reasonable actions as the Holder or the relevant dealer may request in order to facilitate the disposition of such Registrable Securities pursuant to such block trade, including the entry into any agreement for the indemnification of such dealer and the provision of opinions of counsel and comfort letters that are consistent with customary and reasonable practices for such transactions;

(x)in the case of an underwritten offering in which the Holder participates pursuant to a Piggyback Registration or a Permitted Underwritten Offering, enter into an underwriting agreement in substantially the form used by the Company at that time for underwritten offerings of that kind, with appropriate modification, containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities (including, making members of senior management of the Company available at reasonable times and places to participate in “road-shows” that the managing underwriter determines are necessary to effect the offering);

(xi)in the case of an underwritten offering in which the Holder participates pursuant to a Piggyback Registration or a Permitted Underwritten Offering , to the extent not prohibited by applicable law, (A) make reasonably available, for inspection by the Holder or the managing underwriters and any attorneys and accountants acting for the Holder or such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries; (B) cause the Company’s officers and employees to supply information reasonably requested by the Holder or such managing underwriters or attorneys in connection with such offering; (C) make the Company’s independent accountants available for the Holder’s or such managing underwriter’s due diligence and have them provide customary comfort letters to the Holder or such managing underwriters in connection therewith; and (D) cause the Company’s counsel to furnish customary legal opinions to the Holder or such managing underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for due diligence reviews;

(xii)use reasonable best efforts to cause all such Registrable Securities to be listed on NYSE or any successor primary securities exchange (if any) on which Company Shares are then listed;

(xiii)provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Securities pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Securities to be sold or such other applicable evidence of such Registrable Securities, subject to the provisions of Section 10;

(xiv)make generally available to its shareholders a consolidated earnings statement (which need not be audited) for a period of 12 months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under
Section 11(a) of the Securities Act and Rule 158 thereunder; and

(xv)promptly notify the Holder and the managing underwriters of any underwritten offering, if any:

(A)when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(B)of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding the Holder;

(C)of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(D)of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

(b)No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Holder, other holder of Company Shares, or any underwriter or other distributor specifically for use therein.

(c)At all times after the Company has filed a Registration Statement with the SEC pursuant to the requirements of the Securities Act and until the Termination Date, the Company shall use reasonable best efforts to continuously maintain in effect the registration statement of Company Shares under Section 12 of the Exchange Act and to use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder.

(d)The Company may require the Holder and each distributor of Registrable Securities as to which any registration is being effected to furnish to the Company documentation and information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request in connection with such registration.

(e)The Holder agrees by having Company Shares treated as Registrable Securities hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 6(a)(vi), the Holder will immediately discontinue (and direct any other Affiliates making offers and sales of Registrable Securities to immediately discontinue) offers and sales of Registrable Securities pursuant to any Registration Statement (other than those pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(a)(vi), and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies then in the Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

(f)The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a Prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-

writing prospectus. Neither the Holder nor any other seller of Registrable Securities may use a free-writing prospectus to offer or sell any such shares without the Company’s prior written consent.

(g)It is understood and agreed that any failure of the Company to file a registration statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 2, 3, or 6 or otherwise in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and reasonable best efforts to resolve those comments, shall not be a breach of this Agreement.

(h)It is further understood and agreed that the Company shall not have any obligations under this Section 6 at any time on or after the Termination Date, unless an underwritten offering in which the Holder participates has been priced but not completed prior to the Termination Date, in which event the Company’s obligations under this Section 6 shall continue with respect to such offering until it is so completed (but not more than 60 days after the commencement of the offering).

(i)Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file a Registration Statement or include Registrable Securities in a Registration Statement unless it has received from the Holder, at least five Business Days prior to the anticipated filing date of the Registration Statement, information and documents reasonably required by the Company to be provided by the Holder.

SECTION 7 REGISTRATION EXPENSES
(a)All reasonable expenses incident to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA filing fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, (ii) costs of distributing Prospectuses in preliminary and final form as well as any supplements thereto, (iii) fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of counsel and any other advisors representing any underwriters or other distributors), (iv) internal expenses (including, without limitation, all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), (v) fees and expenses of any special experts retained by the Company in connection with such registration and amendments and supplements to a Registration Statement or Prospectus, and (vi) premiums and other costs of the Company for policies of insurance against liabilities of the Company arising out of any public offering of the Registrable Securities being registered, to the extent that the Company elects to obtain and maintain such insurance, shall be borne by the Company (such expenses being herein called “Registration Expenses”). The Holder shall bear the cost of all underwriting discounts and selling commissions associated with any sale of Registrable Securities and shall pay all of its own costs and expenses, including all fees and disbursements to counsel (and any other advisors) of the Holder and any stock transfer taxes.

(b)The obligation of the Company to bear the expenses described in Section 7(a) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of the Holder (unless withdrawn following commencement of a Suspension Period pursuant to Section 4) shall be borne by the Holder.

SECTION 8 INDEMNIFICATION
(a)The Company shall, notwithstanding any termination of this Agreement, indemnify to the fullest extent permitted by law, the Holder and each Person who controls the Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto (including any “free writing prospectus” filed by the Company (as defined in Rule 433 under the Securities Act)) or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by the Holder expressly for use therein.

(b)In connection with any Registration Statement in which the Holder is participating, the Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto (including any “free writing prospectus” as defined in Rule 405 of the Securities Act and required to be filed by the Company with the SEC or retained by the Company under Rule 433 of the Securities Act), or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of the Holder expressly for use therein. The Holder agrees that, unless it has or shall have obtained the prior written consent of the Company, it has not made and will not make any offer relating to the Registrable Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act).

(c)Any party entitled to indemnification hereunder (an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after discovery by such Indemnified Party of any matters giving rise to a claim for indemnification. Such notice shall describe such claim in reasonable detail. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party except to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnified Party shall permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. An Indemnifying Party who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for parties indemnified (hereunder or otherwise) by such Indemnifying Party with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any Indemnified Party there may be one or more legal or equitable defenses available to such Indemnified Party that are in addition to or may conflict with those available to another Indemnified Party with respect to such claim, in which case such maximum number of counsel for all Indemnified Parties shall be two rather than one. If any Indemnifying Party is entitled to, and elects to, assume the defense of a claim, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated to reimburse the Indemnified Party for the costs thereof. If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party related to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be subject to any liability for any settlement made by the Indemnified Party without the Indemnified Party's written consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any Indemnified Party would be entitled to indemnification by any Indemnifying Party hereunder unless such judgment or settlement imposes no ongoing obligations on any such Indemnified Party and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such Indemnified Party, a release, reasonably satisfactory in form and substance to such Indemnified Party, from all liabilities in respect of such claim or action for which such Indemnified Party would be entitled to such indemnification. The Indemnifying Party shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an Indemnified Party unless the Indemnifying Party has also consented to such judgment or settlement.

(d)The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of securities and the Termination Date but only with respect to offers and sales of Registrable Securities made before the Termination Date or during the period following the Termination Date referred to in Section 6(h).

(e)If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.

SECTION 9 SECURITIES ACT RESTRICTIONS
The Registrable Securities are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, the Holder shall not, directly or through others, offer or sell any Registrable Securities except pursuant to a Registration Statement or pursuant to an exemption from, or a transaction not subject to, registration under the Securities Act. Any certificates representing the Registrable Securities may bear a legend (and the Company’s share registry may bear a notation) referencing the restrictions on transfer contained in this Agreement, until such time as such securities have ceased to be (or are to be transferred in a manner that results in their ceasing to be) Registrable Securities as evidenced to the reasonable satisfaction of the Company. Subject to the provisions of this Section, the Company shall replace any such legended certificates with unlegended certificates promptly upon surrender of the legended certificates to the Company or its designee, in order to facilitate a lawful transfer or at any time after such shares cease to be Registrable Securities.

SECTION 10
TRANSFERS OF RIGHTS
If the Holder transfers any Registrable Securities to a Permitted Transferee in accordance with the Purchase Agreement, such Permitted Transferee shall, together with all other such Permitted Transferees and the Holder, also have the rights of the Holder under this Agreement with respect to such Registrable Securities (including all of the Holder’s rights in Section 8), but only if the Permitted Transferee signs and delivers to the Company a written acknowledgment that it has joined with the Holder and the other Permitted Transferees as a party to this Agreement and has assumed, severally but not jointly, the rights and obligations of the Holder hereunder with respect to the Registrable Securities transferred to it by the Holder. Each such transfer shall be effective when (but only when) the Permitted Transferee has signed and delivered the written acknowledgment to the Company’s reasonable satisfaction. Upon any such effective transfer, the Permitted Transferee shall automatically have the rights so transferred, and the Holder’s obligations under this Agreement, and the rights with respect to the Registrable Securities not so transferred, shall continue. Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement or the Purchase Agreement, or who acquires securities that are not or upon acquisition cease to be Registrable Securities, shall have any rights under this Agreement with respect to such securities, and such securities shall not have the benefits afforded hereunder to Registrable Securities.

SECTION 11

RULE 144 REPORTING

With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144(c)(i), at all times until the Termination Date;

(b)use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)so long as the Holder owns any Registrable Securities, if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to, Rule 144A (including the provision of information to the Holder and prospective purchasers designated by the Holder pursuant to Rule 144A(d)(4)) and, commencing at such time as sales are permitted under Rule 144, Rule 144A, and in any event shall make available (either by mailing a copy thereof, by posting on the Company’s website, or by press release) to the Holder a copy of:

(i)the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with generally accepted accounting principles in the U.S., accompanied by an audit report of the Company’s independent accountants, no later than 90 days after the end of each fiscal year of the Company; and

(ii)the Company’s unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner substantially consistent with the preparation of the Company’s annual financial statements, no later than 45 days after the end of each fiscal quarter of the Company.

SECTION 12 MISCELLANEOUS
(a)Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) five (5) days after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) on the first (1st) Business Day after being sent, prepaid, by FedEx or other nationally recognized overnight delivery service, (iv) upon machine generated acknowledgement of receipt after transmittal by facsimile if so acknowledged to have been received before 5:00 p.m. on a Business Day at the location of receipt and otherwise on the next following Business Day or (v) when delivered by email, if receipt is confirmed, addressed as follows:

(i)	If to the Company:

Tribune Publishing Company 202 W. 1st Street
Los Angeles, CA 90012
Attention: Julie K. Xanders, General Counsel Facsimile No.: (213) 237-4401
Email: Julie.Xanders@tribpub.com with a copy to:
Perkins Coie LLP
1201 Third Avenue, Suite 4900
Seattle, WA 98101
Attention: Stewart Landefeld
Facsimile No.: (206) 359-9000
Email: SLandefeld@perkinscoie.com

(ii)	If to the Holder:

MLIM, LLC
350 Camino De La Reina San Diego, CA 92108
Attention: Richard V. Gibbons Facsimile No.: (619) 293-1101
Email: rgibbons@manchesterfinancialgroup.com with a copy to:
Cooley LLP
4401 Eastgate Mall San Diego, CA 92121
Attention: Michael S. Levinson Facsimile No.: (858) 550-6420 Email: mlevinson@cooley.com or to such other address or addresses as the parties may from time to time designate in writing.

(b)No Waivers. Any term, condition or provision of this Agreement may be waived to the extent permitted by law in writing at any time by the party that is entitled to the benefits thereof. The waiver of any breach of any provision under this Agreement by any party shall not be deemed to be a waiver of any preceding or subsequent breach under this Agreement. No such waiver shall be effective unless in writing.

(c)Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale; or (ii) an assignment by the Holder to a Permitted Transferee in accordance with the terms hereof.

(d)Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement (except as specified in Section 8).

(e)Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(f)Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the subject matter hereof.

(h)Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

(i)Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(j)Jurisdiction. Any action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, and agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 12(j).

[Execution Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the patties hereto as of the date first written above.

TRIBUNE PUBLISHING COMPANY

By: _/s/ John H. Griffin, Jr.____________
Name: John H. Griffin, Jr.
Title: Chief Executive Officer

MLIM HOLDINGS, LLC

By: _/s/ Richard V. Gibbons__________
Name: Richard V. Gibbons
Title: President